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                                 UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): July 8, 2002



                          Telecommunication Products, Inc.
               (Exact name of Registrant as specified in its charter)


  Colorado                           0-11882                     84-0916299
(State or other              (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


  9171 Wilshire Blvd. #B, Beverly Hills, CA                      90210
  (Address of principal executive offices)                     (Zip Code)



  Registrant's telephone number, including area code:        (310) 271-2571




  ITEM 5: Other Events

  Registrant's Chief Executive Officer, Mr. Robert Russell has reached an agreement to retire 10 million of his common share holdings to the Company treasury. As a result of this action, the Company's total issued and outstanding shares will be reduced from approximately 26 million to 16 million. Performance related options linked to future revenue and profit growth will be awarded to Mr. Russell.

  Mr. Russell has also agreed to convert $800,000 in loans he has made to the Company, into preferred shares, without any conditions for retirement, conversion or dividend.

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  In addition the company's first fiscal quarter results for June 30, 2002 will reflect an accounts payable reduction of $383,935, which was formally due to a creditor and settled for zero cost to the Company, without further cost or obligation.


                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         TELECOMMUNICATION PRODUCTS, INC.



  Date:  July 11, 2002                     /s/ Robert Russell
                                           ------------------------------
                                           Name:  Robert Russell
                                           Title: President


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                                  EXHIBIT INDEX



Exhibit No              Description
----------              -----------

99.1 Press Release Regarding Re-Capitalization of Registrant, dated July 8, 2002 (see below)